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                                                                    EXHIBIT 10.3



                              ACORN PRODUCTS, INC.
                 DEFERRED EQUITY COMPENSATION PLAN FOR DIRECTORS


SECTION 1.  INTRODUCTION

         1.1 ESTABLISHMENT OF PLAN. Acorn Products, Inc., a Delaware corporation (the "Company"), hereby establishes the Acorn Products, Inc. Deferred Equity Compensation Plan for Directors (the "Plan") for those directors of the Company who are not employees of the Company. The Plan provides the opportunity for Directors to defer receipt of all or one-half of their cash compensation on a pretax basis and to invest those deferrals in the Company's Stock.

         1.2 PURPOSES. The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals and to help attract and retain qualified Directors.

         1.3 EFFECTIVE DATE. The Plan shall be effective (the "Effective Date")
on May   , 1997. To the extent an investment or distribution of Stock may be made under the Plan, the Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, as now in effect or hereafter amended, from short swing profit liability under Section 16(b) of the Exchange Act.

SECTION 2.  DEFINITIONS

         2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

                  (a) "Administrative Committee" means the committee designated in Section 3 to administer the Plan.

                  (b) "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or
(c) of any Person described in clause (i) above. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

                  (c) "Board", as used in connection with the defined terms "Change of Control" and "Incumbent Members" means the Board of Directors of the Company. As used elsewhere in the Plan, the Board shall mean not only the Board of Directors of the Company but, with respect to actions taken or to be taken in connection with the Plan, any committee thereof authorized by the Board to take action with respect to the Plan.


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                                                                    EXHIBIT 10.3



                  (d) "Change of Control" occurs upon any of the following events: (i) the acquisition by any Person (as defined in Section 13(d) of the Exchange Act) other than TCW or Oaktree of beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of the Company (a) having 25% or more of the total voting power of the then outstanding voting securities of the Company and
(b) having more voting power than the securities of the Company beneficially owned by Oaktree; (ii) during any twelve month period, a change in the Board occurs such that Incumbent Members do not constitute a majority of the Board;
(iii) a sale of all or substantially all of the assets of the Company or UnionTools, Inc.; or (iv) the consummation of a merger or consolidation of the Company with any other Person, provided, however, that no Change of Control shall have occurred pursuant to this clause (iv) if (A) after such merger or consolidation the voting securities of the Company prior to such merger or consolidation continue to represent more than 50% of the combined voting power of such Person or (B) if such merger or consolidation does not result in a material change in the beneficial ownership of the Company's voting securities.

                  (e) "Common Stock Equivalent" means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

                  (f) "Deferred Stock Equivalent Account" means the bookkeeping account established by the Company in respect to each Director pursuant to
Section 5.3 hereof and to which shall be credited the fees deferred by the Director as provided in the Plan and the Common Stock Equivalents into which such deferred fees are deemed invested pursuant to the Plan.

                  (g) "Director" means a member of the Board who is not an employee of the Company or a subsidiary of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (i) "Fair Market Value" of a share of Stock means as of any applicable date the average of the high and low sale prices of such Stock on the date such determination is required herein, or if there were no sales on such date, the average of the closing bid and asked prices, as reported on the principal United States securities exchange on which the Stock is listed or, in the absence of any such listing, on the Nasdaq National Market or, if the Stock is not at the time listed on a national securities exchange or traded on the Nasdaq National Market, the value of such Stock on such date as determined in good faith by the Board.

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                                                                    EXHIBIT 10.3



                  (j) "Incumbent Members" means the members of the Board on the date immediately preceding the commencement of a twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

                  (k) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (l) "Oaktree" means Oaktree Capital Management, LLC and its Affiliates, including any partnerships, separate accounts or other entities managed by Oaktree.

                  (m) "Payment Date" means each of the dates each year on which the Company pays fees to Directors.

                  (n) "Stock" means the $0.001 par value common stock of the Company.

                  (o) "TCW" means: TCW Special Credits Plus Fund; TCW Special Credits Fund III; TCW Special Credits Fund IIIb; TCW Special Credits Fund IV; TCW Special Credits Trust; TCW Special Credits Trust IIIb; TCW Special Credits Trust IV; TCW Special Credits Trust IVa; TCW Special Credits, as investment manager of Delaware State Employees' Retirement Fund, Weyerhaeuser Company Pension Trust and The Common Fund for Bond Investments; and any of their respective Affiliates.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

SECTION 3.  PLAN ADMINISTRATION

         The Plan shall be administered by the Administrative Committee, comprised of the Chief Financial Officer and the Secretary of the Company or such other officers of the Company as the Board may designate. Subject to the limitations of the Plan, the Administrative Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions as it shall deem appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Administrative Committee shall have no authority, discretion or power to alter any terms or conditions specified in the Plan. The Administrative Committee's determinations on matters within its authority shall be conclusive and binding upon the Company, the Directors and all other persons.

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                                                                    EXHIBIT 10.3



SECTION 4.  STOCK SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. There shall be authorized for issuance under the Plan, in accordance with the provisions of the Plan, 73,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if the Board determines that such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Stock reacquired by the Company.

         4.2 ADJUSTMENTS UPON CHANGES IN STOCK. If there shall be any change in the Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Administrative Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Administrative Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms on an equitable basis as the Administrative Committee in its discretion determines.

SECTION 5.  DEFERRALS AND DISTRIBUTIONS

         5.1 DEFERRAL ELECTIONS. A Director may elect to defer receipt of all or one-half of the annual fees payable to the Director for serving on the Board. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Administrative Committee. The notice shall state: (i) whether all or one-half of such fees shall be deferred; (ii) the date as of which deferral is to commence; and (iii) subject to the limitations of this Section 5, the year in which distribution is to commence and the form (i.e., lump sum or installments over a stated number of years) of distribution.

         5.2 TIME FOR ELECTING DEFERRAL AND CHANGE IN ELECTION. The election to defer fees shall be made in the first instance prior to the first meeting of the Board following the Effective Date of the Plan and, thereafter, prior to the latest to occur of the following: (i) the beginning of the calendar year for which the fees are to be earned; (ii) such Director's first day of Board service in that year; or (iii) the thirty-first day following the date the Director first becomes eligible to participate in the Plan; provided that, an election made on or after the first day of a calendar year shall only apply to fees earned after the date of the election. An election to defer, once made, is irrevocable for the first calendar year with respect to which the election is made, except as provided in Section


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                                                                    EXHIBIT 10.3



5.11 hereof. An election to defer, once made, shall continue to be effective for succeeding calendar years until revoked or modified by the Director by written request to the Administrative Committee prior to the beginning of a calendar year for which fees would otherwise be deferred.

         5.3 DEFERRED STOCK EQUIVALENT ACCOUNTS. A Deferred Stock Equivalent Account shall be established for each Director. Deferred fees shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted into Common Stock Equivalents based on the Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director. Deferred fees shall be converted into Common Stock Equivalents by dividing (i) an amount equal to the dollar amount of the fees deferred by (ii) the Fair Market Value. A Director's Deferred Stock Equivalent Account also shall be credited with dividend equivalents and other distributions pursuant to Section 5.4.

         5.4 DIVIDEND EQUIVALENTS. Dividends and other distributions with respect to Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to a Director's Deferred Stock Equivalent Account in respect of cash dividends and any other securities or property distributed with respect to the Stock in connection with reclassifications, spin-offs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or distributed with respect to the Stock. Fractional shares shall be credited to a Director's Deferred Stock Equivalent Account cumulatively, but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Equivalent Account shall be rounded to the next highest whole share for any distribution to such Director pursuant to this Section 5.

         5.5 STATEMENT OF ACCOUNTS. A statement as to the balance of his or her Deferred Stock Equivalent Account will be sent to each Director at least once each calendar year.

         5.6 PAYMENT OF ACCOUNTS. As soon as practicable following termination of service as a Director, a Director shall receive a distribution of his or her Deferred Stock Equivalent Account as directed by the Director in his or her most recent notice of distribution instructions, provided, however, that any such notice, other than the initial such notice, shall not be effective to direct the time and manner of distribution of the Director's Deferred Stock Equivalent Account unless such notice is received by the Administrative Committee at least two years prior to the effective date of the Director's termination of service. Either a lump sum or the first of a stated number of equal annual installments shall be paid in the year of such termination. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made. Such distribution(s) shall be made in shares of Stock on the basis of one share of Stock for each Common Stock Equivalent credited to such Director's


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                                                                    EXHIBIT 10.3



Deferred Stock Equivalent Account as of the Payment Date immediately preceding the date of distribution.

         5.7 PAYMENTS FOLLOWING THE DEATH OF A DIRECTOR. In the event of a Director's death before the balance of his or her Deferred Stock Equivalent Account is fully paid, payment of the balance of the Director's Deferred Stock Equivalent Account shall then be made to the beneficiary or beneficiaries, at such time or times and in such manner as shall be designated by the Director pursuant to Section 5.8 or, in the absence of a designation as to the time and manner of payment, in the time and manner selected by the Administrative Committee. The Administrative Committee may, in its discretion, take into account the application of any designated beneficiary and direct that the balance of the Director's Deferred Stock Equivalent Account be paid to such beneficiary in the manner requested by such application.

         5.8 DESIGNATION OF BENEFICIARY. A Director shall file with the Administrative Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Director's death. Such designation also shall specify the manner and the time or times at which such amount shall be paid. A Director may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling; provided, however, that no designation or change or revocation thereof shall be effective unless received by the Administrative Committee prior to the Director's death and in no event shall it be effective as of a date prior to its receipt. If no such beneficiary designation is in effect at the time of the Director's death, or if no designated beneficiary survives the Director, the Director's estate shall be deemed to have been designated his or her beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder after the Director's death. If the Administrative Committee is in doubt as to the right of any person to receive all or part of such amount, the Company may retain such amount until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

         5.9 CHANGE OF CONTROL. Notwithstanding any provision of this Plan to the contrary, in the event of a Change of Control, each Director shall receive, within ten (10) days of the date of such Change of Control a lump sum distribution of the number of shares of Stock equal to the number of Common Stock Equivalents credited to such Director's Deferred Stock Equivalent Account as of the date of the Change of Control.

         5.10 EMERGENCY PAYMENTS. In the event of an "unforeseeable emergency" as defined herein, the Administrative Committee may determine the amounts payable under Section 5 hereof and pay all or a part of such amounts in shares of Stock without regard to the payment dates otherwise determined pursuant to Sections 5.6, 5.7 and 5.8, to the extent the Administrative Committee determines that such action is necessary in light of immediate and substantial needs of the Director (or his beneficiary) occasioned by severe


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                                                                    EXHIBIT 10.3



financial hardship. For the purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Director or beneficiary, loss of the Director's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or beneficiary. Payments shall not be made pursuant to this Section to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Director's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (c) by cessation of the Director's deferrals under the Plan. Such action shall be taken only if a Director (or a Director's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Administrative Committee after making such inquiries as the Administrative Committee deems necessary or appropriate.

         5.11 PAYMENT OF TAXABLE AMOUNT. Notwithstanding any other provision of this Section 5 or any payment schedule directed by a Director pursuant to Sections 5.6, 5.7 or 5.8 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Director's Deferred Stock Equivalent Account which has not actually been distributed to the Director is nevertheless required to be included in the Director's or beneficiary's gross income for federal income tax purposes, then the balance of the Deferred Stock Equivalent Account or the part thereof that was determined to be includable in gross income shall be distributed in shares of Stock to the Director or beneficiary, as the case may be, in a lump sum as soon as practicable after such determination, without any action or approval by the Administrative Committee. A "final determination" of the Internal Revenue Service for purposes of this
Section is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Director or beneficiary does not appeal within the time prescribed for appeals.

SECTION 6.  GENERAL CREDITOR STATUS

         Each participating Director and beneficiary designated by a Director shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Director or beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets and shall be solely the obligation of the Company. The Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and participating Directors that the Plan be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974).

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                                                                    EXHIBIT 10.3



SECTION 7.  CLAIMS PROCEDURES

         If a claim for benefits made by any person (the "Applicant") is denied, the Administrative Committee shall furnish to the Applicant, within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice which: (i) specifies the reasons for the denial; (ii) refers to the pertinent provisions of the Plan on which the denial is based; (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary; and (iv) explains the claim review procedures. Upon the written request of the Applicant submitted within 60 days after receipt of such written notice, the Administrative Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim; (ii) permit the Applicant to submit to the Administrative Committee issues and comments in writing; and (iii) afford the Applicant an opportunity to meet with the Administrative Committee as a part of the review procedure. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Administrative Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

SECTION 8.  ASSIGNABILITY

         The right of a Director and his beneficiary to receive payments or distributions hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer (other than by will or the laws of descent and distribution), assignment, pledge, encumbrance, attachment, or garnishment by creditors of a participating Director or his beneficiary.

SECTION 9.  PLAN TERMINATION, AMENDMENT AND MODIFICATION

         The Plan shall automatically terminate at the close of business on the fifteenth anniversary of the effective date unless sooner terminated by the Board. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements, and, provided further that no termination, amendment or modification shall reduce the then existing balance of any Director's Deferred Stock Equivalent Account or otherwise adversely change the terms and conditions thereof without the Director's consent.

SECTION 10. GOVERNING LAW/PLAN CONSTRUCTION

         The Plan and all agreements hereunder shall be construed in accordance with and


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                                                                    EXHIBIT 10.3



governed by the laws of the State of New York. Nothing in this document shall be construed as an employment agreement or in any way impairing the right of the Company, the Board or its committees or the Company's shareholders, to remove a Director from service as a director, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the Board.

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